AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                       WELLINGTON MANAGEMENT COMPANY, LLP


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited liability partnership and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 3, 2004 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to reflect the sub-adviser change from Wellington Management Company, LLP to Capital Guardian Trust Company for two funds: 1) JNL/Select Large Cap Growth Fund; and 2) JNL/Select Global Growth Fund, Schedule A and Schedule B must be amended, to delete said funds.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated December 3, 2007, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated December 3, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 3rd day of December, 2007.


JACKSON NATIONAL                                 WELLINGTON MANAGEMENT
ASSET MANAGEMENT, LLC                            COMPANY, LLP


By:      _______________________________         By: __________________________
Name:    MARK D. NERUD                           Name:_________________________
Title:   PRESIDENT                               Title:________________________

                                   SCHEDULE A
                                DECEMBER 3, 2007
                                     (Funds)
  ----------------------------------------------------------------------------
                            JNL/Select Balanced Fund
  ----------------------------------------------------------------------------
                          JNL/Select Money Market Fund
  ----------------------------------------------------------------------------
                              JNL/Select Value Fund
  ----------------------------------------------------------------------------

                                   SCHEDULE B
                                DECEMBER 3, 2007
                                 (Compensation)

  ----------------------------------------------------------------------------

                            JNL/SELECT BALANCED FUND

  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $200 Million:                                             .27%
  ------------------------------------------------------- --------------------
  $200 to $400 Million:                                           .25%
  ------------------------------------------------------- --------------------
  Over $400 Million:                                              .23%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                          JNL/SELECT MONEY MARKET FUND

  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $750 Million:                                             .05%*
  ------------------------------------------------------- --------------------
  Over $750 Million:                                              .04%*
  ------------------------------------------------------- --------------------
  * THE ASSETS OF THE JNL/SELECT MONEY MARKET FUND OF JNL
  SERIES TRUST AND THE ASSETS OF THE JNL MONEY MARKET FUND AND
  JACKSON PERSPECTIVE MONEY MARKET FUND OF JNL INVESTORS
  SERIES TRUST WILL BE COMBINED FOR PURPOSES OF DETERMINING
  THE APPLICABLE ANNUAL RATE.


  ----------------------------------------------------------------------------
                              JNL/SELECT VALUE FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $50 Million:                                              .40%
  ------------------------------------------------------- --------------------
  Over $50 Million:                                               .30%
  ------------------------------------------------------- --------------------